UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2020

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Virginia	000-30739	54-1972729
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 US Highway 202/206

Bridgewater, New Jersey 08807

(Address of Principal Executive Offices, and Zip Code)

(908) 977-9900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

On May 4, 2020, Insmed Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SVB Leerink LLC, as representative of the underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which, subject to satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, 9,700,000 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Company also granted the Underwriters an option to purchase up to an additional 1,455,000 shares of Common Stock (together with the Firm Shares, the “Shares”) within 30 days after May 4, 2020, which the Underwriters exercised in full on May 5, 2020.

The Underwriters will purchase the Shares from the Company at a price, after underwriting discounts and commissions, of $22.0875 per share, resulting in net proceeds to the Company before other estimated offering expenses payable by the Company of approximately $246.4 million.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-218118) that became automatically effective upon filing, as amended by Post-Effective Amendment No 1 thereto, filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2018, which includes a base prospectus dated January 22, 2018, as supplemented by a preliminary prospectus supplement filed with the SEC on May 4, 2020, and a final prospectus supplement, dated May 4, 2020 and filed with the SEC on May 5, 2020.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Company’s registration statement and the offering of the Shares. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company and the Underwriters expect to consummate the sale and purchase of the Shares pursuant to the Underwriting Agreement on May 7, 2020, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The legal opinion of Hunton Andrews Kurth LLP relating to the Shares being offered is filed herewith as Exhibit 5.1.

Item 7.01 — Regulation FD Disclosure

On May 4, 2020, the Company issued a press release announcing the commencement of the offering. On May 5, 2020, the Company issued a press release announcing the pricing of the offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated May 4, 2020, by and between Insmed Incorporated and SVB Leerink LLC, as representative of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

99.1	Press Release issued by Insmed Incorporated on May 4, 2020.

99.2	Press Release issued by Insmed Incorporated on May 5, 2020.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2020	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer